RYDER SCOTT COMPANY PETROLEUM CONSULTANTS	Fax (713) 651-0849

1100 Louisiana	Suite 3800	Houston, Texas 77002-5218	Telephone (713) 651-9191
Exhibit 23.2
CONSENT OF RYDER SCOTT COMPANY, L.P.
As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement of our Firm’s review of the proved oil and gas reserve quantities of Apache Corporation as of January 1, 2006, and to all references to our Firm included in this registration statement.
/s/ Ryder Scott Company, L. P
Ryder Scott Company, L. P.
Houston, Texas
June 13, 2006